Exhibit 99.1

Trilogy Metals Reports Additional Drilling Results from the Bornite Project

VANCOUVER, Nov. 19, 2018 /CNW/ - Trilogy Metals Inc. (TSX/NYSE American: TMQ) ("Trilogy Metals" or the "Company") is pleased to announce the second set of copper and cobalt assay results from the 2018 summer exploration diamond drilling program at the Bornite Project, a part of the Company's Upper Kobuk Mineral Projects ("UKMP") located in the Ambler Mining District of Northwest Alaska.  Assay results from these three holes comprise approximately 2,888 meters from the 10,123-meter drill campaign.  Two of the three drill holes contain significant copper mineralization and were designed as infill and extension holes to the 300 to 400 meter step-out holes drilled by the Company's previous round of drilling completed in 2017.

At a cutoff grade of 0.5% copper the results are as follows:

  RC18-0248 intersected five mineralized intervals of:
    1.0 meter averaging 14.38% copper;
    21.3 meters averaging 1.73% copper;
    21.0 meters averaging 0.93% copper;
    15.1 meters averaging 1.32% copper; and
    4.9 meters averaging 2.97% copper.
  RC18-0249 intersected one mineralized interval of:
    38.3 meters averaging 1.12% copper.
  RC18-0250 did not contain any significant mineralization.

On August 23, 2018, the Company announced initial assay results from the first drill hole, RC18-0247, from the Bornite Project. Subsequently, on October 9, 2018, the Company announced additional assay results for four drill holes (RC18-0243, RC18-0244, RC18-0246 and RC18-0247).

Rick Van Nieuwenhuyse, President and CEO of Trilogy Metals commented, "Out of the two dozen holes that reached target depth that we drilled during the 2017 and 2018 programs, only one - hole RC18-0250, didn't hit significant mineralization.  All the other holes intersected good grades over potentially mineable widths.  In addition, we continue to see a significant cobalt component to the mineralization. We are still exploring for the edges of this Mount Isa/Central African Copper belt look-alike system."

"Furthermore, I would also like to congratulate Governor-elect Michael Dunleavy. The Governor-elect held his first press conference at the Alaska Miners Annual Convention where he emphasized that 'Alaska was open for business' and that he 'Wants to see more mines in Alaska'.  We look forward to working with Governor-elect Dunleavy, and his administration, to permit and finance the Ambler Mining District Industrial Access Road and to advance the Arctic and Bornite Projects towards production."

This year's program was comprised of 12 drill holes totaling approximately 10,123 meters through a combination of infill and expansion drill holes in and around the known deposit. The original drilling campaign was budgeted to be 8,000 meters but was subsequently expanded to 10,000 meters with the addition of two more drill rigs. The 2018 program followed up on drilling completed during the 2017 exploration program, which was one of the larger programs in the history of drilling at the Bornite Project. During 2017, the Company drilled nine diamond drill holes comprising 8,437 meters to test the extension of the of the currently defined resource†.

Additional drill results are anticipated to be released within the next few weeks as they become available. The objective of the 2018 drill campaign is to infill and expand the currently defined open pit and underground mineral resources.

Results are presented in Table 1 at a cutoff grade of 0.5% copper to be comparable with previous drill results released by the Company.  All the intersected widths are normal to stratigraphy and therefore can be considered to be true widths. Results at a more selective higher-grade cutoff of 1.5% copper are also presented in Table 2 to show locally higher-grade intervals.  Table 3 shows drill hole locations.  Figure 1 shows the location of the drill holes on a plan map and Figure 2 shows a cross-section through drill hole RC18-0248 and Figure 3 shows a cross-section through drill holes RC18-0249.

Table 1 - 0.5% Cu cut-off with maximum 3 m internal waste

Hole	From (m)	To (m)	Length (m)	Cu (%)	Co (%)
RC18-0248	351.42	352.45	1.03	14.38	0.03
	476.25	493.45	17.20	0.82	0.01
	507.42	514.50	7.08	0.81	0.01
	626.97	648.24	21.27	1.73	0.01
	653.66	660.35	6.69	0.93	0.01
	669.40	684.48	15.08	1.32	0.01
	689.73	693.57	3.84	1.16	0.00
	698.79	719.80	21.01	0.93	0.01
	723.20	733.89	10.69	0.81	0.01
	746.09	751.03	4.94	2.97	0.08
	802.28	808.50	6.22	0.83	0.02
RC18-0249	436.68	438.32	1.64	3.54	0.00
	726.52	733.19	6.67	0.58	0.01
	781.82	787.75	5.93	1.16	0.01
	813.70	852.00	38.30	1.12	0.01
RC18-0250	315.16	317.66	2.50	0.74	0.00

Table 2 - 1.5% Cu cut-off with maximum 3 m internal waste

Hole	From (m)	To (m)	Length (m)	Cu (%)	Co (%)
RC18-0248	351.42	352.11	0.69	21.08	0.04
	482.89	484.02	1.13	2.00	0.02
	630.02	641.75	11.73	2.25	0.01
	645.07	647.00	1.93	1.98	0.03
	672.00	678.18	6.18	2.04	0.01
	691.73	693.57	1.84	1.51	0.00
	709.57	711.50	1.93	2.42	0.02
	723.20	725.20	2.00	1.54	0.01
	746.09	750.27	4.18	3.36	0.09
	802.28	806.82	4.54	0.92	0.02
RC18-0249	437.26	437.39	0.13	31.60	0.01
	783.75	785.75	2.00	1.70	0.01
	821.70	834.40	12.70	1.98	0.02
RC18-0250	No Significant Mineralization

Table 3 – Bornite Drill Hole Locations

	East (m)	North (m)	Elevation (m)	Azimuth	Dip
RC18-0248	589883.00	7440798.93	228.27	206	-77
RC18-0249	590875.23	7440489.04	350.26	220	-90
RC18-0250	590940.01	7440422.92	350.76	206	-75

Figure 1- Map Showing Location of 2018 Drilling Program (CNW Group/Trilogy Metals Inc.)

Figure 2 – Cross Section of Bornite Drilling Showing RC18-248 Results (CNW Group/Trilogy Metals Inc.)

Figure 3 – Cross Section of Bornite Drilling Showing RC18-249 Results (CNW Group/Trilogy Metals Inc.)

Mineralization within the Bornite deposit occurs as a series of "Reefs" hosted by both the Upper and Lower Bornite Carbonate sequences separated by generally unmineralized phyllite units. The Cu-Co mineralization at Bornite occurs in three distinct carbonate zones, the Upper Reef, the Lower Reef, and the South Reef.  All three zones were drill tested this year.

Mineralization is typically observed as breccia matrix replacement and is generally dominated by chalcopyrite and sometimes by bornite with chalcocite – particularly in the higher-grade zones.  Mineralization can also be observed as vein and replacement zones containing chalcopyrite and calcite/dolomite gangue.  These styles of mineralization were observed in all holes mentioned in this press release with chalcopyrite, bornite, and chalcocite mineralization observed in RC18-0248 and RC18-0249. Drill hole RC18-0250 contained very minor chalcopyrite mineralization.  Of particular interest, are two narrow but high grade intervals in RC18-0248 (0.69m grading 21.08% Cu and 0.04% Co) and RC18-0249 (0.13m grading 31.6%Cu, and 0.01% Co).  These narrow high grade intervals are not vein style mineralization but represent replacement style mineralization along bedding.

Bornite Resource

The resource estimate utilized assay data from drill holes completed by the Company between 2011 and 2013 and re-sampled historic holes Kennecott drilled in the 1960s and 1970s. Assays from historic Kennecott holes that were not re-sampled were also used in the resource estimation. On June 5th, 2018 the Company announced an updated resource estimate for the Bornite project of 5.5 billion pounds of copper inferred resource at a grade of 1.74% Cu and 913 million pounds of copper indicated resource at a grade of 1.02% Cu and total inferred cobalt resources (in-pit and below-pit) of 182.4 million tonnes grading 0.019% Co for 77 million pounds of contained cobalt. Trilogy Metals filed a National Instrument 43-101 technical report in July 2018.  See the Bornite Technical Report as well as the Company's press releases dated June 5, 2018 (https://Trilogy PR June 5 2018) and the Company's press release on the filing of the updated NI43-101 Technical Report for Bornite on July 20, 2018 (https://Trilogy PR July 20 2018).

QA/QC Program

The drill program, sampling protocol and data verification were managed by qualified persons employed by the Company. Diamond drill holes were typically collared at PQ or HQ diameter drill core and reduced to HQ and NQ diameter during the drilling process. Samples were collected using a 0.2-meter minimum length, 2.5-meter maximum length and 1.9-meter average sample length. Drill core recovery averaged 93% overall and 95% within the prospective lithologies. Three quality control samples (one blank, one standard and one duplicate) were inserted into each batch of 20 samples. The drill core was sawn, with half sent to ALS Minerals in Fairbanks for sample preparation and the sample pulps forwarded to ALS's North Vancouver facility for analysis. ALS Minerals in North Vancouver, B.C., Canada, is a facility certified as ISO 9001:2008 and accredited to ISO / IEC 17025:2005 from the Standards Council of Canada. The Company will submit 5% of the assay intervals from prospective lithologies to an independent check assay lab.

Qualified Persons

Andrew W. West, Certified Professional Geologist, Exploration Manager for Trilogy Metals Inc., is a Qualified Person as defined by National Instrument 43-101. Mr. West has reviewed the technical information in this news release and approves the disclosure contained herein.

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration and development company focused on exploring and developing the Ambler mining district located in northwestern Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within the Company's land package that spans approximately 143,000 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, further drilling activity, the potential advancement of the AMDIAP, the UKMP and mining generally in Alaska, the timing and the filing of updated reports on the Company's projects, the future price of copper, the estimation of mineral reserves and mineral resources, the realization of mineral reserve and mineral resource estimates, the timing and amount of estimated future production, costs of production, capital expenditures, costs and timing of the development of projects, the likelihood and timing of the AMDIAP, the potential future development of Bornite, the future operating or financial performance of the Company, planned expenditures and the anticipated activity at the UKMP Projects, are forward-looking statements. The assay results from the drill holes discussed in this press release should not be considered representative of other drilling results for the 2018 drilling campaign. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration plans and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving success of exploration, development and mining activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses; mineral reserve and resource estimates and the assumptions upon which they are based; assumptions and discount rates being appropriately applied to the PFS; our assumptions with respect to the likelihood and timing of the AMDIAP; capital estimates; prices for energy inputs, labour, materials, supplies and services the interpretation of drill results, the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties as well as the construction of the access road; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2017 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended ("CIM Definition Standards"). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that all or any part of "measured" or "indicated resources" will ever be converted into "reserves". Investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by Trilogy Metals in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Arctic does not have known reserves, as defined under SEC Industry Guide 7.  Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

______________________
[†] See the latest resource statement in the report titled "NI 43-101 Technical Report on the Bornite Project, Northwest Alaska, USA" released on July 20, 2018 with an effective date of June 5, 2018 (the "Bornite Technical Report") on the Company's website at www.trilogymetals.com and on the Company's profile at www.sedar.com and www.sec.gov.

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For further information: Company Contact, Patrick Donnelly, Vice President, Corporate Communications & Development, patrick.donnelly@trilogymetals.com, 604-630-3569, 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 19-NOV-18